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                                                                    EXHIBIT 21

                               BARNES GROUP INC.

                             LIST OF SUBSIDIARIES


Operating Subsidiaries of the Company:

                                                Jurisdiction of
            Name                                 Incorporation
            ----                                 -------------
Associated Spring-Asia PTE. LTD.                  Singapore
Associated Spring do Brasil Ltda.                 Brazil
Associated Spring Mexico, S.A.                    Mexico
Associated Spring SPEC Limited                    United Kingdom
Barnes Financing Delaware LLC                     Delaware
Barnes Group (Bermuda) Limited                    Bermuda
Barnes Group Canada Inc.                          Canada
Barnes Group Holding B.V.                         Netherlands
Barnes Sweden Holding Company AB                  Sweden
Bowman Distribution Europe Limited                United Kingdom
Bowman Distribution France S.A.                   France
3031786 Nova Scotia Company                       Canada
3032350 Nova Scotia Limited                       Canada
Raymond Distribution (Ireland) Limited            Ireland
Raymond Distribution-Mexico, S.A. de C.V.         Mexico
Ressorts SPEC, SARL                               France
Stromsholmen AB                                   Sweden
Windsor Airmotive Asia PTE. LTD.                  Singapore

           The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see Note 1 of the Notes to Consolidated Financial Statements on page 13 of the 1999 Annual Report to Stockholders.